Exhibit 99.1

Callon Petroleum Company Announces Operational Update and 2015 Year-End Reserves

NATCHEZ, Miss., Feb. 1, 2016 /PRNewswire/ -- Callon Petroleum Company (NYSE: CPE) ("Callon" or the "Company") today announced its outlook for 2016 activity and an operational update, including revised fourth quarter 2015 guidance estimates and proved reserve estimates for the year ended December 31, 2015.

  Expected fourth quarter 2015 net daily production of 10,500 – 10,700 barrels of oil equivalent per day ("BOE/d"), comprised of 79% - 81% oil volumes
  Expected fourth quarter 2015 lease operating expense of $6.40 – $6.60 per barrel of oil equivalent ("BOE")
  Forecasted 2016 net daily production range of 11,500 – 12,000 BOE/d (78% - 80% oil) with an associated operational capital budget of $75 - $80 million
  Estimated total (two-stream) proved reserves of 54.3 million barrels of oil equivalent ("BOE") at December 31, 2015, an increase of 65% over the prior year-end, of which 80% are comprised of oil volumes and 53% are classified as proved developed
  Continued strong performance of the Lower Spraberry program, supporting a type curve in excess of 1 million BOE for a normalized 7,500' drilled lateral well
  Completion of an incremental working interest acquisition in the Casselman-Bohannon focus area
  Addition of oil and natural gas hedges, increasing total portfolio to 63% and 37%, respectively, of expected 2016 volumes based on midpoint estimates

Fred Callon, Chairman and CEO, commented "We delivered exceptional operational results in 2015 while pivoting our focus to our highest return investment opportunities in a difficult commodity environment. Achieved reductions in operating cost structure and well costs, combined with sustained performance from our Lower Spraberry program that has exceeded expectations, have positioned us to deliver returns on invested capital per well in excess of 30% at current strip pricing. As a result, Callon continues to generate capital efficient production growth while adding reserves at less than $10 per BOE based on our achieved cost to date. While these resilient returns support continued capital allocation, we also remain committed to achieving our goal of aligning corporate net cash flows with our capital spending in 2016. As a result, we plan to use the operational flexibility embedded in the business by transitioning to a one-rig drilling program, retaining the option to quickly redeploy the second rig to either our existing acreage or new acreage related to an acquisition opportunity. Based on current strip pricing and operational assumptions, we believe that Callon is on target to achieve our goal of being net cash flow neutral by mid-year 2016 while delivering economic growth above our fourth quarter 2015 production rate."

Central Midland Basin Acquisition

Callon recently completed the acquisition of an additional 4.9% working interest (3.7% net revenue interest) in its Casselman and Bohannon ("CaBo") fields for total cash consideration of $9.3 million, excluding customary purchase price adjustments. Highlights of the acquisition include:

  Estimated December 2015 net daily production of 170 BOE/d (75% oil), including production from three established horizontal zones in the Lower Spraberry, Middle Spraberry and Wolfcamp B, in addition to legacy vertical production
  305 net acres located primarily in Midland County, Texas

The Company currently owns a 71.3% working interest (53.5% net revenue interest) in the CaBo area following the completion of this recent acquisition.

Operations Update

Recent Well Performance
Callon is currently producing from 83 horizontal wells that have been developed in five established zones: the Lower Spraberry, Upper and Lower Wolfcamp B, the Wolfcamp A and, most recently, the Middle Spraberry. The following table summarizes initial production ("IP") data from wells that reached peak producing in the fourth quarter of 2015:

			24-Hour Peak Rate (BOE/d; Two-stream)			30-Day Average Peak Rate (BOE/d; Two-stream)
Well	County	Completed Lateral (ft)	Peak 24-Hour IP	Production (% oil)	Per 1,000' Lateral Feet	Peak 30-Day IP	Production (% oil)	Per 1,000' Lateral Feet
Lower Spraberry
Casselman 8 PSA 1 14 LS	Midland	4,930	989	91%	201	736	89%	149
Casselman 8 PSA 2 15 SH	Midland	4,930	872	88%	177	720	87%	146
Kendra-Annie 16SH	Midland	8,395	1,051	91%	125	845	91%	101
Kendra-Annie 17SH	Midland	7,612	1,088	91%	143	825	91%	108

Middle Spraberry
Casselman 8 PSA 1 22MS	Midland	4,930	1078	86%	219	587	88%	119

Lower Wolfcamp B
University 27-34 04LH	Reagan	7,552	1,197	84%	197	807	83%	107

With the recent Lower Spraberry activity, Callon continues to add to its portfolio of wells producing from this horizontal zone and refine its projections of estimated ultimate recoveries (EURs). Based on observations to date, the performance of Lower Spraberry wells in the Central Midland Basin has been tracking a type curve (normalized for 7,500' drilled lateral length) that is in excess of one million barrels of oil equivalent of gross production over the life of the well. As a result of this well performance, combined with an almost exclusive focus on the Lower Spraberry program for operated activity in the near-term, Callon expects full-year 2016 production growth of 20% - 25% compared to 2015 while reducing operational capital spending by over 50% relative to 2015.

2015 Proved Reserve Estimates

The Company recently completed the reserve audit for the year ended December 31, 2015 with its independent reserve auditor, DeGolyer and MacNaughton. As of December 31, 2015, Callon's estimated total proved reserves were 54.3 million BOE, a 65% increase over the previous year-end. The proved reserves estimate is comprised of 80% oil and 53% proved developed volumes. Included in total proved reserve estimates are 60 (gross) horizontal proved undeveloped locations. Estimates of the Company's year-end 2015 proved reserves used NYMEX prices of $50.28 per barrel ("Bbl") for crude oil and $2.59 per million British Thermal Units ("MMBtu") for natural gas, before adjustments for energy content, quality, midstream fees, and basis differentials, in accordance with Securities and Exchange Commission guidelines.

The present value of the Company's proved reserves, on a pre-tax basis and discounted at ten percent ("PV10"), decreased approximately 9% to $570.9 million as of December 31, 2015, resulting from 45% and 57% decreases in assumed oil and gas prices, respectively, offset in part by growth in total proved reserve volumes.

	December 31,
	2014	2015
Proved developed
Oil (thousand barrels, "MBbls")	14,006	22,257
Natural gas (million cubic feet, "MMcf")	25,171	38,157
Thousand BOE ("MBOE")	18,201	28,617
Proved undeveloped
Oil (MBbls)	11,727	21,091
Natural gas (MMcf)	17,377	27,380
MBOE	14,623	25,654
Total proved
Oil (MBbls)	25,733	43,348
Natural gas (MMcf)	42,548	65,537
MBOE	32,824	54,271
Financial information
Estimated pre-tax future net cash flows (a)	$1,330,628	$1,160,808
Pre-tax discounted present value (PV-10) (a) (b)	$629,680	$570,906
Standardized measure of discounted future net cash flows (a) (b)	$579,542

(a)	Includes a reduction for estimated plugging and abandonment costs that is reflected as a liability on the Company's balance sheet, in accordance with accounting for asset retirement obligations rules.
(b)

The Company uses the financial measure "pre-tax discounted present value" which is a non-GAAP financial measure. The Company believes that pre-tax discounted present value, while not a financial measure in accordance with GAAP, is an important financial measure used by investors and independent oil and gas producers for evaluating the relative value of oil and natural gas properties and acquisitions because the tax characteristics of comparable companies can differ materially. Callon's pre-tax discounted present value may be reconciled to its standardized measure of discounted future net cash flows by reducing Callon's pre-tax discounted present value by the discounted future income taxes associated with such reserves. This reconciliation is not currently available for year-end 2015 and will be included, along with additional reserve disclosure, in the Company's 2015 Annual Report on Form 10-K. The total standardized measure calculated in accordance with the guidance issued by the FASB for disclosures about oil and gas producing activities for our proved reserves are calculated using the following input assumptions:

		2014	2015
	Estimated discounted future income taxes relating to such future net revenues (millions)	$50.1
	Oil prices (per Bbl; adjusted to reflect all field-specific deductions and premiums including transportation, location differentials and crude quality)	$86.30	$47.25
	Natural gas prices (per Mcf; adjusted to reflect Btu content, transportation and field-specific fees)	$6.38	$2.73

The table below illustrates the impact of crude oil and natural gas price assumptions on our estimated total proved reserve volumes for the year ended December 31, 2015. The volumes resulting from the sensitivity analysis, which are for illustrative purposes only, incorporate a number of assumptions and have not been audited by the Company's third-party engineer.

	12-Month Average Prices		Estimated Total Proved Reserves
Pricing Scenarios	Oil ($/Bbl)	Natural gas ($/Mcf)	(MBOE)
December 31, 2015 reserve report	$$50.16	$2.64	54,271

Combined price sensitivity
Oil and natural gas +10%	$55.18	$2.90	54,778
Oil and natural gas -10%	$45.14	$2.38	53,623
Oil price sensitivity
Oil +10%	$55.18	$2.64	54,718
Oil -10%	$45.14	$2.64	53,716
Natural gas sensitivity
Natural gas +10%	$50.16	$2.90	54,339
Natural gas -10%	$50.16	$2.38	54,191

2016 Outlook

Importantly, Callon has continued to secure well cost reductions over the last several months which, combined with current Lower Spraberry type curve estimates, contribute to internal rates of return in excess of 30% for 5,000' laterals and in excess of 35% for 9,000' laterals at current strip prices. These are the two horizontal lateral lengths that are planned for operated activity in 2016. Callon's operational activity is scheduled to focus almost exclusively on the Lower Spraberry in 2016 as the Company transitions from a two-rig to a one-rig program in the first quarter of 2016.

Key elements of the 2016 operational plan include:

  19 gross (13.7 net) operated horizontal wells scheduled to be placed on production, all in the Central Midland Basin
    17 gross (12.6 net) operated wells target the Lower Spraberry shale and two gross (1.1 net) wells targeting the Wolfcamp B shale
    All wells completed from pads ranging from two to three wells
  2 gross (0.4 net) non-operated horizontal wells scheduled to be placed on production
    10,000' lateral wells that leverage Callon's existing acreage position
    Targeting the Lower Spraberry and Wolfcamp A in Midland County
  Operational capital budget of $75 - $80 million, including drilling and completion and related facilities expenditures (excluding capitalized expenses)
    Based on attained well costs for laterals completed with approximately 1,500 pounds of proppant per foot
      $4.2 million for a 5,000' drilled lateral length well
      $5.8 million for a 9,000' drilled lateral length well
    Approximately 60% of operational capital accrued in the first half of 2016

Callon will retain the option to return the second drilling rig to service, with the ability to increase activity in its core properties within 30 - 45 days depending on capital allocation decisions and achievement of cash flow goals as the year progresses. Moreover, the retention of the second drilling rig positions Callon to maintain its quality crews and leading edge day-rate, and promptly direct activity to potential acquisition or joint venture opportunities that may require drilling operations to retain acreage in the near-term. Alternatively, the Company also has the option to terminate the rig contract subject to a declining payment schedule which would currently be calculated at approximately $4.5 million.

Liquidity

As of December 31, 2015, Callon had an outstanding balance of $40 million under its revolving credit facility which currently has a borrowing base of $300 million following an increase of $50 million in October 2015.

Commodity Risk Management

Callon's hedging portfolio currently includes the following contracts, representing approximately 63% of the midpoint of forecasted 2016 oil volumes for NYMEX WTI price contracts, 43% of the midpoint of forecasted 2016 oil volumes for Midland Basin basis differential price contracts and 37% of the midpoint of forecasted natural gas volumes for NYMEX Henry Hub price contracts.

	2016 Average Daily Volumes
	1Q	2Q	3Q	4Q
Oil
Swap contracts
Volume (Bbl per day)	2,000	2,000	2,000	2,000
Average NYMEX swap price	$58.23	$58.23	$58.23	$58.23

Collar contracts with short puts ("three-way" collar)
Volume (Bbl per day)	2,000	2,000	2,000	2,000
Average NYMEX price
Ceiling	$65.00	$65.00	$65.00	$65.00
Floor (long put)	$55.00	$55.00	$55.00	$55.00
Short put	$40.33	$40.33	$40.33	$40.33

Collar contracts ("two-way" collar)(a)
Volume (Bbl per day)	1,319	2,000	2,000	2,000
Average NYMEX price
Ceiling	$46.50	$46.50	$46.50	$46.50
Floor	$37.50	$37.50	$37.50	$37.50
a) Contracts executed in conjunction with the sale of call options with a strike price of $50 on 1,836 barrels of oil per day in 2017.

Midland Basin Oil Differential
Swap contracts
Volume (Bbl per day)	4,000	4,000	4,000	4,000
Swap price spread to NYMEX	$0.17	$0.17	$0.17	$0.17

Natural Gas
Swap contracts
Volume (MMBtu per day)	6,000	6,000	6,000	6,000
Average NYMEX swap price	$2.52	$2.52	$2.52	$2.52

About Callon Petroleum

Callon is an independent energy company focused on the acquisition, development, exploration, and operation of oil and gas properties in the Permian Basin in West Texas.

This news release is posted on the Company's website at www.callon.com and will be archived there for subsequent review. It can be accessed from the "News" link on the top of the homepage.

Cautionary Statement Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding wells anticipated to be drilled and placed on production, and associated returns on capital, future increases in production, the Company's 2015 and 2016 guidance, capital budget amounts, reserve quantities and the present value thereof, the implementation of the Company's business plans and strategy, as well as statements including the words "believe," "expect," "plans" and words of similar meaning. Without limiting the foregoing, forward-looking statements contained in this news release specifically include the expectation of total reserve potential and EUR. These statements reflect the Company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include the volatility of oil and gas prices, ability to drill and complete wells, operational, regulatory and environment risks, our ability to finance our activities and other risks more fully discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC's website at www.sec.gov.

Other than 2015 year-end reserve estimates, the information in this release is unaudited and subject to revision. Audited and final results will be provided in the press release announcing fourth quarter and full year results ahead of the Company's earnings conference call scheduled for March 3, 2016. The Company's Annual Report on Form 10-K for the year ended December 31, 2015 is currently planned to be filed with the Securities and Exchange Commission on or about March 2, 2016.

Cautionary Note to Investors -- The SEC prohibits oil and gas companies, in their filings with the SEC, from disclosing estimates of oil or gas resources other than "reserves," as that term is defined by the SEC. In this news release, Callon includes estimates of quantities of oil and gas using certain terms, such as "estimated ultimate recovery," "type curves," "EUR," or other descriptions of volumes of reserves, which terms include quantities of oil and gas that may not meet the SEC's definitions of proved, probable and possible reserves, and which the SEC's guidelines strictly prohibit Callon from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being recovered by Callon.

For further information contact:
Joe Gatto
Chief Financial Officer, Senior Vice President and Treasurer
1-800-451-1294